Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-331-4967
(rsonenshein@stagestores.com)

Stage Stores to Acquire Selected Assets of Gordmans

Acquisition Expands and Diversifies Stage’s Portfolio with the Addition of Complementary Concept and Customer Demographics in New Midwest Markets

HOUSTON, TX, March 30, 2017 -- Stage Stores, Inc. (NYSE: SSI) today announced that its subsidiary has prevailed in its bid to acquire select assets of Gordmans Stores, Inc. through a bankruptcy auction. Under the terms of the transaction, the Stage subsidiary will, subject to exceptions in the purchase agreement, acquire a minimum of 50 Gordmans store leases, with rights to assume leases for an additional seven stores and a distribution center; all of Gordmans’ inventory, furniture, fixtures, equipment and other assets at the 57 store locations; and the trademarks and other intellectual property of Gordmans. Stage intends to fund the transaction and related investments from existing cash and availability under its credit facility. The transaction is expected to close during Stage’s first quarter of fiscal 2017, subject to the approval of the court administering the Gordmans bankruptcy and customary closing conditions. Substantially all of the remaining assets at Gordmans’ remaining 48 stores and other facilities are expected to be liquidated by Tiger Capital Group, LLC and Great American Group, LLC pursuant to their joint bid with Stage.

Michael Glazer, President and Chief Executive Officer of Stage commented, “We believe the Gordmans business model offers great potential and, without the burden of a high level of debt, unprofitable locations and an oversized infrastructure, we expect the Gordmans business will be accretive to our earnings.” Mr. Glazer continued, “Gordmans’ stores are a natural complement to Stage, bringing beneficial diversification and scale to our business, while creating synergies through the use of our current infrastructure. By acquiring Gordmans, we believe that we have an opportunity to benefit from its off-price competencies, deep connection with a youthful customer, and strong home and gifts businesses. We are pleased to enhance our store portfolio with the most desirable Gordmans locations, giving Stage a strong Midwestern presence in markets generally larger than those we serve today. We plan to maintain the Gordmans brand and look forward to welcoming a significant number of Gordmans employees to our Company.”

Stage anticipates providing an update, including additional details on the benefits of the transaction and its go-forward strategy for the combined business, following the closing of the transaction.

Barclays acted as exclusive financial advisor to Stage Stores, and Cravath, Swaine & Moore LLP and McAfee & Taft, P.C. served as legal counsel to Stage Stores.

About Stage Stores
Stage Stores, Inc. operates 798 specialty department stores in 38 states and a direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.